關於「梅河口中城銀信光伏」股權收購 - 備忘錄
"Meihekou Zhongcheng Yinxin" Equity Acquisition - MOU

甲方 ：梅河口中城銀信光伏農業科技有限公司（下簡稱"甲方"）

Party A : Meihekou Zhongcheng Yinxin Photovoltaic Agricultural Science and Technology Co. Ltd. (Hereunder "Party A")

乙方 ：Kreido Biofuels Inc. （下簡稱"乙方"）

Party B : Kreido Biofuels Inc. (Hereunder "Party B")

「甲方」是位於吉林省，獲中國「國家能源局東北監管局」持許發出 20 年的「發電類」業務許可証（許可証編號:1020818-00372），專業提供發電項目業務，積極響應中央打造特色小鎮的號召，幫助人民一同踏入「光伏+」脫貧致富新時代。

"Party A" is located at Jilin Province, it has been granted a 20 years franchise "Power Generation Class" business licence by the National Energy Board of Northeast Authority Electricity Regulatory Commission" of Mainland China (Business Licence No. : 1020818-00372), specializing in the provision of power generation project businesses, positively responding to the call of the Central Government to create a characteristic small town , helping people stepping in together into "Photovoltaic" a new era of poverty eradication.

「乙方」為美國 OTC 粉版上市公司 Kreido Biofuels Inc.（股份編號 :KRBF）。負起在、中國大陸及一帶一路沿線國家地區發掘有潛質的項目作深度合，並將合作項目輸入美國上市公司這平台。

"Party B" is a company named Kreido Biofuels Inc. listed in American OTC-Pink Sheet (Abbre:KRBF). It is responsible for excavating potential projects for in-depth cooperation, and putting the cooperated projects into the platform of the American Listed Company.

「甲、乙雙方」經充份協商，達成本「股權收購 - 備忘錄」以進行對「甲方」公司股份之收購

"Party A & Party B", after fully negotiation, have reached this "Equity Acquisition-MOU" to acquire the share rights of "Party A" :

1. 「乙方」有意向收購「甲方」100% 公司股權。

1. "Party B" has intention to acquire 100% of the company of "Party A".

2. 於簽署本「備忘錄」後之 6 個月內，「雙方」需簽署另一份「正式收購協議」詳細列明下述收購基礎，否則本「備忘錄」予以取消。
   - 收購股份比例，價格及動用資金數目，
   - 相關收購流程；
   - 「乙方」付款時間和付款模式；

2. Six Months after signing this MOU, Both Party shall sign another "Official Acquisition Agreement" detailing the following acquisition foundations, otherwise this MOU will be cancelled.
    - The acquisition percentage, pricing and the acquisition amounts,
    - Related acquisition processes;
    - The payment timetable and payment mode of "Party B";
    - The Shareholders' shareholding ratio after the acquisition;
    - The management structure, such as board members, high level management team after the acquisition
    - The responsibility and rights & privileges of Both Party, including the delegation of professional parties.

3. 在需要時，「甲方」需提供予「乙方」一切有關「甲方」公司資料、公司文件、政府批文等，以配合「乙方」準備向美國證監進行公告。

3. As when required, "Party A" shall provide any or all necessary company's documents, information and government official documents to "Party B", for "Party B" to prepare the US Securities and Exchange Commission (SEC) announcement.

4. 「雙方」自本「備忘錄」簽署日起，任何一方在未與對方協商並并取得對方書面同意前，均不得向公眾或任何第三者披露有關本次合作。如任何一方因不遵守保密協議而造成另何一方損失或法律問題，都必須承擔一切經濟損失及法律責任。

4. Upon signing of this MOU, any party shall not disclose to the public or any third parties about this initiative without consulting and obtaining written consent from either party. Any party shall be liable for any legal or financial loss due to the breach of this privacy and confidential clause by either party.

5. 本「備忘錄」正本一式两份，「甲、乙雙方」簽署後各持一份。

5. The original copy of this MOU is signed in duplicate, "Both Party" will keep one copy after signing.

6. 本「備忘錄」自「雙方」授权代表簽署/蓋章後 6 個月 內有效。「甲、乙雙方」可在「雙方」同意下終止本「備忘錄」，或 以另一「正式收購協議」取代。

6. This MOU will be valid for 6 months after both party's signature and stamp. This MOU may be terminated upon Both Party's agreement, or replaced by a signed new "Official Acquisition Agreement".

日期 ：2019 年 4 月 25 日 Date : 25, April, 2019

「甲方」Party A
法定代表人
Legal Representative :

「乙方」Party B
法定代表人
Legal Representative :